EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION

PRA Professional Liability Group, Inc. (Delaware)
The Medical Assurance Company, Inc. (Alabama)
Woodbrook Casualty Insurance, Inc. (Alabama)
IAO, Inc. (Alabama)
Medical Assurance of Indiana Agency, Inc. (Indiana)
Mutual Assurance Agency of Ohio, Inc. (Ohio)
ProNational Insurance Company (Michigan)
Red Mountain Casualty Insurance Company, Inc. (Alabama)
American Insurance Management Corporation (Indiana)
American Medical Insurance Exchange (Indiana)
Professionals National Insurance Company, Ltd. (Bermuda)
ProNational Insurance Agency, Inc. (Michigan)
Physicians Protective Plan, Inc. (Florida)
PRA Services Corporation (Michigan)
Physicians Insurance Company of Wisconsin, Inc. (Wisconsin)
Professional Service Network, Inc. (Wisconsin)
PSA of Wisconsin, Inc. (Wisconsin)
PMC of Wisconsin, Inc. (Wisconsin)
NCRIC Corporation (Delaware)
NCRIC, Inc. (District of Columbia)
American Captive Corporation (District of Columbia)
National Capital Insurance Brokerage Ltd. (District of Columbia)
National Capital Risk Services LLC (Nevada)
E-Health Solutions Group, Inc. (Delaware)
NCRIC Insurance Agency, Inc. (District of Columbia)
Healthcare Compliance Purchasing Group, LLC (District of Columbia)
NCRIC Physicians Organization, Inc. (District of Columbia)
ProAssurance Group Services Corporation (Alabama)